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                                                                 Exhibit 99(b)

                              Media contacts: Matt Lewis, CheckFree Corporation
                                              (770) 734-3404
                                              matt_lewis@atl.checkfree.com

                                              Lucas Delvalle, KeyCorp
                                              (216) 689-3647

                CHECKFREE, KEYCORP SIGN PROCESSING AGREEMENT FOR
                           HOME BANKING, BILL PAYMENT

   CheckFree Now a Processor for 13 of the top 15 U.S. Financial Institutions

Atlanta, GA (June 16, 1997) -- CheckFree Corporation today announced an agreement to provide home banking and bill payment processing for KeyCorp, the 14th-largest financial institution in the country. CheckFree now has agreements to provide home banking and bill payment transaction processing services for 13 of the nation's 15 largest financial institutions.

Under the agreement, CheckFree will provide services for KeyBank, National Association; Key's nationwide banking subsidiary. CheckFree will process KeyBank's home banking and bill payment offerings through Quicken and Microsoft Money. CheckFree will also provide remittance processing for KeyBank's consumer and small business electronic bill paying services.

"This agreement assures that we will continue providing the most advanced and reliable home banking and bill payment services," said Patrick J. Swanick, executive vice president of Electronic Commerce for KeyCorp. "With CheckFree's expertise and Key's commitment to world class customer service, the processing of each KeyBank customer's bill payment will be efficiently and quickly completed."

"KeyCorp is a leader in the delivery of financial services," said Peter J. Kight, chairman and CEO of Atlanta-based CheckFree. "They continue to assure that their customers have the most immediate and convenient access available to their financial accounts and information."

CheckFree's agreement with KeyCorp continues a 16-month trend. Since January 1, 1996, the number of financial institutions under contract with CheckFree for home banking and bill payment services has increased from 45 to 249, and includes 11 out of the 16 members of the Integrion Financial Network. Mr. Kight said that the current quarter should be strong for new signings as well.

"Financial institutions continue to be the key to the growth of home banking and bill payment." said Mr. Kight. "They have the range of product offerings and relationships that can make electronic commerce a fully-integrated option for customers interested in a new level of convenience. Our job is to make the processing for all electronic transactions seamless and invisible."

ABOUT KEYCORP

KeyCorp (NYSE: KEY, www.keybank.com) is one of the nation's largest financial services companies. Through three principal lines of business -- corporate banking, consumer finance and community banking -- the Cleveland-based company provides retail and wholesale banking,


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investment, financing and money management services. Key companies have a presence in 45 states through its network of KeyCenters, 1,900 ATMS, affiliate offices and four telebanking centers (1-800-KEY2YOU) that provide financial products and services 24 hours a day every day of the year.

ABOUT CHECKFREE

Founded in 1981, CheckFree Corporation (NASDAQ: CKFR, www.checkfree.com) is the leading provider of electronic commerce services, software and related products for more than 1.5 million consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure transactions on the Internet.

Certain of the Company's statements in this news release contain forward-looking statements that involve risks and uncertainties. These include, without limitation, statements relating to plans and objectives for future operations, the development of the electronic commerce market, the dependence on strategic alliances, the impact of competitive services and products, the timely development and acceptance of new services and products, the timely implementation of client service contracts, and the various risks inherent in the Company's electronic commerce business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Transition Report on Form 10-K for the six months ended June 30, 1996. One or more of these factors have affected, and could in the future affect, the Company's results of operations for future periods and could cause actual results to differ materially from plans.

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